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                                  Exhibit 23.3


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
           ---------------------------------------------------------

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 13, 1997, March 14, 1997, and April 8, 1997, that were utilized in aggregate as a basis for United Meridian Corporation's Form 10-K for the year ended December 31, 1996, and to all references to our Firm included in this Registration Statement.

                                 NETHERLAND, SEWELL & ASSOCIATES, INC.



                                 By:    /s/ DANNY D. SIMMONS
                                    --------------------------------------------
                                        Danny D. Simmons
                                        Senior Vice President


Houston, Texas
May 27, 1997